THE TRAVELERS SERIES TRUST
10F-3 REPORT
December 01, 1999 through February 29, 2000

HIGH YIELD BOND TRUST
                       Trade                                            % of
Issuer                 Date     Selling Dealer        Amount     Price  Issue

Level 3 Communications 2/24/00  Goldman Sachs & Co.  $150,000   $100.000 0.00
 11.00% due 3/15/08
Globix                 1/28/00  Lehman Brothers       125,000    100.000 0.00
 12.50% due 2/001/10
Telewest               1/19/00  DJL                   350,000    57.406  0.00
 11.375% 2/001/10